Press Release – For Immediate Release

July 30, 2013

CCFNB Bancorp, Inc. Reports Second Quarter 2013 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the second quarter of 2013.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the six months ended June 30, 2013 was $3,171,000 compared to $3,697,000 for the same period in 2012. Earnings per share for the six months ended June 30, 2013 and 2012 were $1.45 and $1.68, respectively. Annualized return on average assets and return on average equity were 1.02% and 8.39% for the six months ended June 30, 2013 as compared to 1.20% and 10.19% for the same period of 2012.

The net interest margin, tax effected, on interest earning assets was 3.25% as of June 30, 2013 as compared to 3.55% as of June 30, 2012.

Total assets increased $17.6 million to $625.3 million at June 30, 2013 from $607.7 million at December 31, 2012. Since the end of 2012, investment securities increased $13.4 million while net loans increased 3.8% or $13.6 million. Total deposits increased $13.0 million while short term borrowings increased $2.1 million since the end of 2012.

When compared to December 31, 2012, stockholders’ equity, excluding accumulated other comprehensive income, has increased $1.5 million to $74.0 million as of June 30, 2013. The current level of stockholders’ equity equated to a book value per share of $34.29 at June 30, 2013 as compared with $34.10 as of December 31, 2012. For the six months ended June 30, 2013 cash dividends of $.67 per share were paid to stockholders as compared to $.64 for the same 2012 period. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 12.0 % as of June 30, 2013 and 12.3% at December 31, 2012.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.

 Consolidated Balance Sheets

(In Thousands)	June 30	December 31,
	2013	2012

ASSETS
Cash and due from banks	$10,395	$10,391
Interest-bearing deposits in other banks	7,018	10,146
Federal funds sold	165	2,054
Total cash and cash equivalents	17,578	22,591
Investment securities, available for sale, at fair value	183,799	170,444
Restricted securities, at cost	3,661	3,355
Loans held for sale	6,174	10,824
Loans, net of unearned income	377,483	363,941
Less: Allowance for loan losses	6,163	6,186
Loans, net	371,320	357,755
Premises and equipment, net	11,644	11,935
Accrued interest receivable	1,618	1,592
Cash surrender value of bank-owned life insurance	15,258	14,975
Investment in limited partnerships	1,307	1,413
Intangible Assets:
Core deposit	1,019	1,203
Goodwill	7,937	7,937
Prepaid FDIC assessment	0	864
Other assets	3,964	2,833
TOTAL ASSETS	$625,279	$607,721

LIABILITIES
Interest-bearing deposits	$399,424	$382,133
Noninterest-bearing deposits	76,615	80,895
Total deposits	476,039	463,028
Short-term borrowings	66,121	64,026
Long-term borrowings	3,110	4,112
Accrued interest payable	284	333
Other liabilities	4,993	1,686
TOTAL LIABILITIES	550,547	533,185

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized
15,000,000 shares, issued 2,323,035 shares in 2013
and 2,315,646 shares in 2012	2,904	2,894
Surplus	29,195	28,931
Retained earnings	46,422	44,713
Accumulated other comprehensive income	764	2,046
Treasury stock, at cost; 143,500 shares in 2013 and 129,900 shares
in 2012	(4,553)	(4,048)
TOTAL STOCKHOLDERS' EQUITY	74,732	74,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$625,279	$607,721

See accompanying notes to consolidated financial statements.

CCFNB Bancorp, Inc.

 Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In Thousands, Except Per Share Data)	June 30,		June 30,
	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,036	$4,337	$8,116	$8,577
Tax-exempt	267	274	530	556
Interest and dividends on investment securities:
Taxable	550	968	1,179	2,024
Tax-exempt	191	172	382	339
Dividend and other interest income	20	16	40	31
Federal funds sold	1	1	1	1
Deposits in other banks	8	7	22	25
TOTAL INTEREST AND DIVIDEND INCOME	5,073	5,775	10,270	11,553

INTEREST EXPENSE
Deposits	548	805	1,150	1,693
Short-term borrowings	47	40	93	119
Long-term borrowings	26	36	55	76
TOTAL INTEREST EXPENSE	621	881	1,298	1,888

NET INTEREST INCOME	4,452	4,894	8,972	9,665

PROVISION FOR LOAN LOSSES	30	30	60	60
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,422	4,864	8,912	9,605

NON-INTEREST INCOME
Service charges and fees	316	371	655	739
Gain on sale of loans	227	367	670	740
Earnings on bank-owned life insurance	117	133	239	259
Brokerage	118	127	236	225
Trust	136	151	286	300
Investment security losses	-	(17)	-	(17)
Interchange fees	285	264	540	516
Other	230	306	456	534
TOTAL NON-INTEREST INCOME	1,429	1,702	3,082	3,296

NON-INTEREST EXPENSE
Salaries	1,616	1,638	3,266	3,244
Employee benefits	541	528	1,089	1,073
Occupancy	289	256	567	518
Furniture and equipment	292	313	573	591
State shares tax	168	165	334	325
Professional fees	160	164	328	327
Director's fees	65	64	133	127
FDIC assessments	79	79	158	159
Telecommunications	68	63	132	127
Amortization of core deposit intangible	92	109	184	218
Automated teller machine and interchange	99	181	228	366
Other	466	492	840	888
TOTAL NON-INTEREST EXPENSE	3,935	4,052	7,832	7,963

INCOME BEFORE INCOME TAX PROVISION	1,916	2,514	4,162	4,938
INCOME TAX PROVISION	442	635	991	1,241
NET INCOME	$1,474	$1,879	$3,171	$3,697

EARNINGS PER SHARE	$0.67	$0.86	$1.45	$1.68
CASH DIVIDENDS PER SHARE	$0.34	$0.33	$0.67	$0.64
WEIGHTED AVERAGE SHARES OUTSTANDING	2,180,368	2,201,890	2,182,588	2,204,424

See accompanying notes to the unaudited consolidated financial statements.

	Quarter Ended

(Dollars in Thousands, Except Per Share Data)	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Operating Highlights

Net income	$1,474	$1,697	$1,692	$1,764	$1,879
Net interest income	4,452	4,520	4,674	4,836	4,894
Provision for loan losses	30	30	470	305	30
Non-interest income	1,429	1,653	1,902	1,778	1,702
Non-interest expense	3,935	3,897	3,887	3,972	4,052

Financial Condition Data:

Total assets	$625,279	$616,529	$607,721	$644,093	$613,819
Loans, net	371,320	354,126	357,755	351,323	348,820
Intangibles	8,956	9,048	9,140	9,249	9,358
Total deposits
Noninterest-bearing	$76,615	$80,085	$80,895	$83,017	$77,963
Savings	84,078	82,572	78,833	74,492	75,296
NOW	78,657	77,021	75,666	74,442	78,079
Money Market	59,314	48,849	43,840	50,417	47,296
Time Deposits	177,375	181,463	183,794	207,292	200,534
Total interest-bearing deposits	399,424	389,905	382,133	406,643	401,205
Core deposits*	298,664	288,527	279,234	282,368	278,634

Selected Ratios

Net interest margin(YTD)	3.25%	3.39%	3.49%	3.52%	3.55%
Annualized return on average assets	1.02%	1.11%	1.15%	1.17%	1.20%
Annualized return on average equity	8.39%	9.04%	9.71%	9.96%	10.19%

Capital Ratios

Total risk-based capital ratio	20.61%	20.68%	19.75%	19.86%	19.63%
Tier 1 capital ratio	19.31%	19.39%	18.48%	18.61%	18.37%
Leverage ratio	10.68%	10.69%	10.36%	10.15%	10.20%

Asset Quality Ratios

Non-performing assets	$3,866	$3,815	$4,074	$4,213	$4,583
Allowance for loan losses	6,163	6,164	6,186	5,694	5,429
Allowance for loan losses to total loans	1.61%	1.70%	1.65%	1.58%	1.52%
Allowance for loan losses to
non-performing loans	161.90%	161.58%	151.81%	132.82%	118.47%

Per Share Data

Earnings per share	$0.67	$0.78	$0.77	$0.80	$0.86
Dividend declared per share	0.34	0.33	0.33	0.33	0.33
Book value	34.29	34.49	34.10	33.87	33.31
Common stock price:
Bid	$37.05	$36.85	$36.60	$35.70	$35.05
Ask	37.25	36.90	37.00	39.00	35.40
Weighted average common shares	2,180,368	2,184,833	2,196,285	2,197,306	2,201,890

*	Core deposits are defined as total deposits less time deposits